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                                                                      EXHIBIT 23





            Consent of Independent Registered Public Accounting Firm



The Board of Directors
The Brink's Company:


We consent to the incorporation by reference in the registration statement (Nos. 2-64258, 33-2039, 33-21393, 33-53565, 33-69040, 333-02219, 333-70758, 333-70762,
333-70766,  333-70772,  333-78631, 333-78633, and 333-120254) on Form S-8 of The
Brink's  Company  and  subsidiaries  of our reports  dated  March 7, 2006,  with respect to the consolidated balance sheets of The Brink's Company and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the 2005 Annual Report on Form 10-K of The Brink's Company.



/s/ KPMG LLP


Richmond, Virginia
March 7, 2006